UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007 (May 9, 2007)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

(e)	Adoption of Compensatory Arrangement

On May 9, 2007, the Compensation Committee of the Board of Directors of the Company approved a performance share program for the Company’s officers and other senior employees pursuant to the Company’s 2004 Stock Incentive Plan. The performance share program provides that upon achieving the goals for certain metrics, the ownership restrictions to a certain number of shares are removed for the officers and senior employees. Participants in this program include the Company’s named executive officers. A total of 250,000 shares under the 2004 Stock Incentive Plan were set aside for this program, 226,300 of which were granted on May 9, 2007 and the balance of which will be available to be granted under this program to employees as approved by the Compensation Committee.

The following is a summary of the terms of the performance share program:

•

Upon commencement of the program and during each year of the program, the Compensation Committee will meet to approve target and stretch goals for certain operational or financial metrics that are selected by the Committee for the upcoming year and to determine whether metrics for the prior year have been met. The metrics for the year ending December 31, 2007 consist of annual production (weighted at 30%), reserve additions (weighted at 30%), finding and development costs (weighted at 30%), and general and administrative expenses (weighted at 10%). The weighting is determined by the Compensation Committee. Each metric is independent so that vesting can occur for one or more metrics even if the goals are not achieved for other metrics. Also for 2007, the Compensation Committee requires that a hurdle level for finding and development costs be met before any of the performance shares will vest. In future years of the program, the Compensation Committee may impose hurdle levels based on this or other metrics.

•	Each year for four years, it is possible for between 25% and 50% of the original shares to vest based on meeting performance goals.

•	25% of the total grant will vest for each of the four independent metrics met at the target level based on the assigned weighting

•

An additional 25% of the total grant would vest for each independent metric for performance met at the stretch level (even if the shares need to come out of the subsequent year’s vesting or from “rollovers” as described below)

•

If the actual results for a metric are between the target levels and the stretch levels, the vested number of shares will be adjusted on a linear basis of the actual results compared to the target and stretch goals

•

Shares that do not vest because a metric for a specific criterion is not met at the target level or the hurdle level is not met will rollover and will be eligible to be vested in future years of the program if one or more of the metrics set by the Compensation Committee are met

•	At the end of four years, any shares that have not vested will be forfeited

•	All unvested shares would vest upon a change in control as provided in the 2004 Stock Incentive Plan.

•

This program will terminate when all shares have vested or the four-year period for vesting has expired. The Compensation Committee does not intend to put another performance share program into place until this program terminates.

•	Upon termination of employment, unvested shares held by an employee will terminate.

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The following table summarizes the grants of performance shares made to the named executive officers on May 9, 2007:

Name and Principal Position	Performance Share Awards (# Shares)
Fredrick J. Barrett Chief Executive Officer (Principal Executive Officer)	25,000
Joseph N. Jaggers Chief Operating Officer and President	18,750
Robert W. Howard Chief Financial Officer (Principal Financial Officer)	14,000
Francis B. Barron Senior Vice President—General Counsel	11,250
Kurt Reinecke Senior Vice President— Exploration, Southern Division	10,000
Terry Barrett Senior Vice President— Exploration, Northern Division	10,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

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